TREND TECHNOLOGY CORPORATION

A Nevada Corporation

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Trend Technology Corporation (the "Company") on Form 10-QSB for the quarter ended December 31, 2004 as filed with the Securities and Exchange Commission (the "Report"), we, Gerald J. Shields, President and Chief Executive Officer, and Leonard MacMillan, Chief Financial Officer and Secretary, certify, pursuant to 18 U.S.C. ss.ss. 1350, as adopted pursuant to ss.ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated February 10, 2005

/s/Gerald J. Shields

Gerald J. Shields,

President and Chief Executive Officer

/s/Leonard MacMillan

Leonard MacMillan,

Chief Financial Officer and Secretary